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                                                 LATHAM & WATKINS
                                                 ATTORNEYS AT LAW
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         CHICAGO, ILLINOIS 60606                                                               ORANGE COUNTY OFFICE
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              23RD FLOOR
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       LONDON EC2R 7HJ ENGLAND                                                                  --------------------
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  LOS ANGELES, CALIFORNIA 90071-2007                                                           ---------------------
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        MOSCOW 125047, RUSSIA                                                                      ----------------
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   ONE NEWARK CENTER, 16TH FLOOR                                                                       TOKYO OFFICE
   NEWARK, NEW JERSEY 07101-3174                                                                       ------------
PHONE (973) 639-1234, FAX 639-7298                                                      INFINI AKASAKA, 8-7-15, AKASAKA, MINATO-KU
                                                                                                     TOKYO 107, JAPAN
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                                                   July 28, 1998

United Defense Industries, Inc.
1525 Wilson Blvd., Suite 700
Arlington, Virginia 22209-2411

                  Re: United Defense Industries, Inc.; Common Stock., par value
                      $0.01 per share

Ladies and Gentlemen:

                  We have acted as special counsel to United Defense Industries, Inc. (the "Company"), and we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1993, as amended, of (i) 1,500,000 shares of Common Stock, par value $0.01 per share (the "Stock Option Plan Shares"), to be issued by the Company under the United Defense Stock Option Plan (the "Stock Option Plan") and (ii) 259,170 shares of Common Stock, par value $0.01 per share (the "Purchase Plan Shares"), to be issued by the Company under the United Defense Industries, Inc. Equity Purchase Plan (the "Purchase Plan").

                  We have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

                  We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

LATHAM & WATKINS

United Defense Industries, Inc.
July 28, 1998
Page 2


                  Subject to the foregoing and in reliance thereon, it is our opinion that:

                  (i) Upon the exercise of options granted pursuant to the Stock Option Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Stock Option Plan Shares pursuant to the terms of the Stock Option Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, the Stock Option Plan Shares will be validly issued, fully paid and non-assessable securities of the Company; and

                  (ii) Upon the purchase of shares awarded pursuant to the Purchase Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Purchase Plan Shares pursuant to the terms of the Purchase Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, the Purchase Plan Shares will be validly issued, fully paid and non-assessable securities of the Company.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to this opinion centered under the heading "Legal Matters."

                                            Very truly yours,


                                            /s/ Latham & Watkins
                                            ____________________